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                                                                     EXHIBIT 5.1


                         SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW
   TELEPHONE                SUITE 3100, PROMENADE II                 WEBSITE
(404) 815-3500             1230 PEACHTREE STREET, N.E.            WWW.SGRATL.COM
   FACSIMILE               ATLANTA, GEORGIA 30309-3592
(404) 815-3509
                                    --------

                                ESTABLISHED 1893



                                  July 15, 1999


VSI Enterprises, Inc.
5801 Goshen Springs Road
Norcross, Georgia 30071

                       RE:      VSI Enterprises, Inc.
                                Registration Statement on Form S-8
                                225,000 Shares of $.001 par value
                                Common Stock
                                1991 Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel for VSI Enterprises, Inc. (the "Company") in connection with the registration of 225,000 shares of its $.001 par value Common Stock (the "Shares") reserved to the Company's 1991 Stock Option Plan, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         (4)      The Registration Statement, including all exhibits thereto.


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VSI Enterprises, Inc.
July 15, 1999
Page 2



         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Sincerely,

                                                SMITH, GAMBRELL & RUSSELL, LLP



                                                /s/ Robert T. Molinet
                                                Robert T. Molinet